UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

OCEANHAWK ACQUISITION CORP.

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	98-1886973
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
515 Madison Avenue, 8th Floor
New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Units, each consisting of one Class A ordinary share, par value $0.0001 per share, and one Right to receive one-fourth of one Class A ordinary share	The Nasdaq Stock Market LLC
Class A ordinary shares , par value $0.0001 per share	The Nasdaq Stock Market LLC
Rights to receive one-fourth of one Class A ordinary share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-294512

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are (i) units (the “Units”), each consisting of one Class A ordinary share, par value $0.0001 per share (the “Class A ordinary shares”), and one right to receive one-fourth of one Class A ordinary share (the “Rights”), (ii) Class A ordinary shares and (iii) Rights of Oceanhawk Acquisition Corp. (the “Registrant”). The Registrant has applied to list the Units, Class A ordinary shares and Rights on The Nasdaq Stock Market LLC under the symbols “OHACU,” “OHAC” and “OHACR,” respectively.

Reference is made to the Registrant’s Registration Statement on Form S-1 (File No. 333-294512), which was initially filed with the Securities and Exchange Commission (the “SEC”) on March 20, 2026 (the “Registration Statement”). The description of the Units Class A ordinary shares and Rights contained in the section entitled “Description of Securities” in the prospectus included in the Registration Statement to which this Form 8-A relates, is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is also incorporated by reference herein.

Item 2. Exhibits.

Pursuant to the instructions for Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on the Nasdaq Stock Market LLC, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: May 20, 2026	OCEANHAWK ACQUISITION CORP.

	By:	/s/ Ernest Miller
	Name:	Ernest Miller
	Title:	Chief Executive Officer

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